Exhibit 10.17

2020 Sales Plan

Execution date: August 29, 2019

Agreement No.:

Party A: EHang Intelligent Equipment (Guangzhou) Co., Ltd.

Party B: Shanghai Kunxiang Intelligent Technology Co., Ltd.

WHEREAS, Party A and Party B executed the Distribution Agreement (hereinafter abbreviated as the “Master Agreement”) on February 1, 2019. On the basis of equality, free will and mutual understanding, and through mutual consultations and consents, the two parties hereby confirm that Party A shall sell [105] units of EHang Passenger-grade Autonomous Aerial Vehicle to Party B in the year of 2020. Provided that there is any conflict between the sales plan specified in this Agreement and the annual sales target stipulated in the Master Agreement, this sales plan shall prevail. The effectiveness of any other provisions of the Master Agreement shall not be influenced by this sales plan. The interpretation, performance, default, termination and effectiveness related with this sales plan are governed by the laws of the People’s Republic of China without regard to its conflict of law principles.

[Remainder of this page intentionally left blank. Signature page follows.]

Party A: EHang Intelligent Equipment (Guangzhou) Co., Ltd.

/s/ Seal of EHang Intelligent Equipment (Guangzhou) Co., Ltd.

Signature of legal representative or authorized representative:

Party B: Shanghai Kunxiang Intelligent Technology Co., Ltd.

/s/ Seal of Shanghai Kunxiang Intelligent Technology Co., Ltd.

Signature of legal representative or authorized representative: